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                             JOINT FILING AGREEMENT


         This Joint Filing Agreement dated as of April 18, 1997 among Warburg, Pincus Ventures, L.P., a Delaware limited partnership; Warburg, Pincus & Co., a New York general partnership; and E.M. Warburg, Pincus & Co., LLC, a New York limited liability company (collectively, the "Reporting Entities").

                               W I T N E S S E T H
                               - - - - - - - - - -


         WHEREAS, the Reporting Entities may be required to file a statement, and amendments thereto, containing the information required by Schedule 13D pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), and Rule 13d-1 promulgated thereunder, in connection with the acquisition of shares of common stock of Envirogen, Inc., a Delaware corporation; and

         WHEREAS, pursuant to Paragraph (f) of Rule 13d-1, the undersigned desire to satisfy any Schedule 13D filing obligation under Rule 13d-1 by a single joint filing.

         NOW, THEREFORE, in consideration of the premises, the undersigned hereto agree as follows:

         1. The undersigned agree that any Statement on Schedule 13D to which this Agreement is attached, and any Amendments to such Statement, are filed on behalf of each one of them.

         2. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.





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         IN WITNESS  WHEREOF,  the undersigned  have caused this Agreement to be duly executed and delivered on the date above indicated.


                              WARBURG, PINCUS VENTURES, L.P.

                              By:  Warburg, Pincus & Co.,
                                   General Partner



                              By:/s/ Robert S. Hillas
                                 ---------------------------
                                 Robert S. Hillas
                                 Partner


                              WARBURG, PINCUS & CO.



                              By:/s/ Robert S. Hillas
                                 ---------------------------
                                 Robert S. Hillas
                                 Partner


                              E.M. WARBURG, PINCUS & CO., LLC



                              By:/s/ Robert S. Hillas
                                 ---------------------------
                                 Robert S. Hillas
                                 Member



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